CUSIP NO. 89374L104	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Translate Bio, Inc.

Dated: February 13, 2020

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund IV GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV GP, L.P.

BY:	Omega Fund IV GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V, L.P.

BY:	Omega Fund V GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP, L.P.

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Otello Stampacchia

CUSIP No. 89374L104	13G

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Claudio Nessi

/s/ Anne-Mari Paster
Anne-Mari Paster